UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 22, 2013 (May 21, 2013)

FREESCALE SEMICONDUCTOR, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35184	98-0522138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

5.000% Senior Secured Notes Due 2021

On May 21, 2013, Freescale Semiconductor, Inc. (“Freescale”), a wholly owned indirect subsidiary of Freescale Semiconductor, Ltd., issued $500 million aggregate principal amount of 5.000% Senior Secured Notes due 2021 at an issue price of 100% of the principal amount of the notes (the “Notes”), in a private placement to “qualified institutional buyers” in the United States defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes mature on May 15, 2021 and bear interest at a rate of 5.0% per annum, payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2013.

All of the net proceeds of the offering will be used to redeem $442 million principal amount of Freescale’s outstanding 10 1/8% Senior Secured Notes due 2018, in accordance with the indenture governing those notes.

Indenture

The Notes were issued pursuant to an indenture, dated as of May 21, 2013 (the “Indenture”), among Freescale, certain direct and indirect parent companies and certain subsidiaries of Freescale (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee.

Freescale may redeem the Notes, in whole or in part, at any time prior to May 15, 2016 at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus the applicable “make-whole” premium, as described in the Indenture. Freescale may redeem the Notes, in whole or in part, at any time on or after May 15, 2016 at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus a premium declining over time as set forth in the Indenture. In addition, at any time on or prior to May 15, 2016, Freescale may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings, as described in the Indenture. If Freescale experiences certain change of control events, Note holders may require it to repurchase all or part of their Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of Freescale, certain parent guarantors and restricted subsidiaries to, among other things, incur or guarantee additional indebtedness or issue preferred stock; pay dividends and make other restricted payments; incur restrictions on the payment of dividends or other distributions from restricted subsidiaries; create or incur certain liens; make certain investments; transfer or sell assets; engage in transactions with affiliates; and merge or consolidate with other companies or transfer all or substantially all of its assets. These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

The Indenture also provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants and cross acceleration provisions. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed herewith as Exhibit 4.1 which is incorporated herein by reference.

Security Agreements

The Notes are secured by a security agreement, dated May 21, 2013, by and among Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes (the “Security Agreement”). The Notes are also secured by an intellectual property security agreement, dated May 21, 2013, by and among Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes (the “IP Security Agreement”).

The description of the Security Agreement and the IP Security Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of such agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively each of which is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01                   Other Events.

On May 21, 2013, in connection with the closing of the previously announced offering of the Notes, Freescale delivered to the holders of its 10 1/8% Senior Secured Notes due 2018 (the “2018 Notes”) notice that it will redeem $442 million principal amount of the 2018 Notes. The redemption date is June 20, 2013 (the “Redemption Date”). The redemption price for the 2018 Notes is 100% of the outstanding aggregate principal amount of the 2018 Notes being redeemed, plus the Applicable Premium (as defined in the Indenture dated February 19, 2010 governing the 2018 Notes) as of, and accrued and unpaid interest up to, but not including, the Redemption Date.  The 2018 Notes shall be redeemed in accordance with the procedures of The Depository Trust Company in amounts of $2,000 or whole multiples of $1,000 in excess thereof, and no 2018 Note of less than $2,000 shall be redeemed. Upon surrender of a 2018 Note, a new 2018 Note or 2018 Notes in principal amount equal to the unredeemed portion of the original 2018 Note representing the same indebtedness to the extent not redeemed will be issued in the name of the holder of the 2018 Notes upon cancellation of the original 2018 Note.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of May 21, 2013, by and among Freescale, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Notes.

4.2	Form of 5.000% Senior Secured Note (included as Exhibit A to Exhibit 4.1).

10.1	Security Agreement, dated May 21, 2013, by and among Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes.

10.2	Intellectual Property Security Agreement, dated May 21, 2013, by and among Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, LTD.

	By:	/s/ Dathan C. Voelter
	Name:	Dathan C. Voelter
	Title:	Assistant Secretary

Date: May 22, 2013